Exhibit 23.1

De Meo, Young, McGrath
A Professional Services Company
SUITE 517 2400 EAST COMMERCIAL BOULEVARD FORT LAUDERDALE, FLORIDA 33308 (954) 351-9800 FAX (954) 938-8683 www.dymco.net	SUITE 411 2424 NORTH FEDERAL HIGHWAY BOCA RATON, FLORIDA 33431 (561) 447-9800 FAX (561) 391-8856 www.dymco.net

Anthony De Meo, CPA*, ABV,PFS Robert E. McGrath, CPA David I. Stockwell, CPA Barry E. Waite, CPA Roberta N. Young, CPA	Michael I. Bloom, CPA Donald J. Campagna, CPA*, CFP Lawrence E. DeBrunner, CPA ————————— *regulated by the State of Florida

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form SB-2, covering the registration of 42,525,000 shares of common stock, of our report dated October 11, 2005 included in the annual report on Form 10-KSB/A of Ignis Petroleum Group, Inc. for the year ended June 30, 2005, and to the reference to our firm under the caption “Experts” in the prospectus.

/s/ DeMeo, Young, McGrath

Fort Lauderdale, Florida,

May 3, 2006

DYM
MEMBERS OF AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS: MANAGEMENT CONSULTING SERVICES DIVISION; SEC PRACTICE SECTION;
PRIVATE COMPANIES PRACTICE SECTION; TAX DIVISION ● FLORIDA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS ● INSTITUTE OF BUSINESS APPRAISERS